Ex 99.1

PTC Announces Second fiscal Quarter 2026 Results

Strategic focus on Intelligent Product Lifecycle vision

•
Solid execution in Q2’26
o
Constant currency ARR growth of 8.5% excluding divested businesses
o
Operating and free cash flow growth of 14%
•
~$625 million of cash used for repurchases in Q2’26; targeting repurchases of ~$1.225 billion to ~$1.325 billion in FY’26; New $2 billion share repurchase authorization effective for FY'27-FY'28.

BOSTON, MA, May 6, 2026 - PTC (NASDAQ: PTC) today reported financial results for its second fiscal quarter ended March 31, 2026.

“PTC delivered solid financial results in Q2’26. Our go-to-market transformation continues to gain traction and our Intelligent Product Lifecycle vision is resonating with customers. The execution and momentum we’ve established over the past several quarters give us confidence that we are building a more durable, multi-year growth engine,” said Neil Barua, President and CEO, PTC.

“Customer interest in AI is growing, and our discussions reinforce how AI is driving momentum in PTC’s business. Customers are modernizing their product data foundations with PTC’s systems of record to apply AI. PTC is also establishing AI as a new intelligence layer over our systems to enable enterprise transformation,” concluded Barua.

Second Fiscal Quarter 2026 Key Operating and Financial Metrics1

$ in millions, except per share amounts % rounded to the nearest half	Q2’26	Q2'25	YoY Change	Q2’26 Guidance
As reported ARR excluding divested businesses[2]	$2,365	$2,136	11%
Constant currency ARR excluding divested businesses (FY'26 Plan FX rates3)	$2,388	$2,200	8.5%	8% to 8.5% growth
Operating cash flow	$321	$281	14%	$315 to $320
Free cash flow	$318	$279	14%	$310 to $315
Revenue[4]	$774	$636	22%[5]	$685 to $745
Operating margin[4]	38%	35%	310 bps
Non-GAAP operating margin[4]	53%	47%	600 bps
Earnings per share[4]	$4.98[6]	$1.35[7]	270%	$4.09 to $4.74
Non-GAAP earnings per share[4]	$2.69	$1.79	50%	$1.87 to $2.47

1 The definitions of our operating and non-GAAP financial measures and reconciliations of non-GAAP financial measures to comparable GAAP measures are included below and in the reconciliation tables at the end of this press release.

2 As reported ARR excluding divested businesses excludes Kepware and ThingWorx ARR from Q2’25 to facilitate period-to-period comparisons following the divestiture of those businesses in Q2'26. ARR grew 3% year over year on an as reported basis in Q2’26, reflecting the divestiture of Kepware and ThingWorx.

3 On a constant currency basis, using our FY’26 Plan foreign exchange rates (rates as of September 30, 2025) for all periods. Constant currency ARR excluding divested businesses excludes Kepware and ThingWorx ARR from Q2’25.

4 Revenue and, as a result, operating margin and earnings per share are impacted under ASC 606.

5 In Q2’26, revenue grew 15% year over year on a constant currency basis.

6 Q2’26 GAAP EPS included a $463 million gain on the sale of our Kepware and ThingWorx business, partially offset by $27 million of divestiture-related expenses and a $102 million tax impact.

7 Q2’25 GAAP EPS included a non-cash tax benefit of $4.2 million or $0.03, due to the release of a tax reserve related to prior years.

“We are pleased to report our first quarter as a more focused company, aligned to accelerate our Intelligent Product Lifecycle vision. Our solid financial results in Q2 demonstrate the discipline and consistency we remain committed to, and we are on track to deliver on our full year guidance. In addition, we are executing on our capital return program: using $625 million for share repurchases in Q2, targeting $1.2 billion to $1.3 billion of repurchases in FY’26, and announcing a new $2 billion program, which will extend through September 30, 2028,” said Jen DiRico, CFO.

Full Fiscal Year 2026 and Third Fiscal Quarter Guidance

$ in millions, except per share amounts % rounded to the nearest half	Previous FY’26 Guidance	FY’26 Guidance[3]	FY’26 YoY Growth Guidance	Q3’26 Guidance[5]
Constant currency ARR excluding divested businesses (FY’26 Plan FX rates)[1]	7.5% to 9.5% growth	7.5% to 9.5% growth	7.5% to 9.5%	8% to 9% growth
Operating cash flow	~$880	~$880	~1%[4]	$255 to $260
Free cash flow[2]	~$850	~$850	~(1)%[4]	$240 to $245
Revenue	$2,540 to $2,805	$2,580 to $2,820	(6)% to 3%[4]	$580 to $640
Earnings per share	$6.94 to $9.66	$7.21 to $9.70	19% to 60%[4]	$0.68 to $1.25
Non-GAAP earnings per share[2]	$6.36 to $8.84	$6.65 to $8.90	(16)% to 12%[4]	$1.24 to $1.78

1 Excludes Kepware and ThingWorx ARR from Q2’25 given the divestiture of those businesses in Q2’26. On a constant currency basis, using our FY’26 Plan foreign exchange rates (rates as of September 30, 2025) for all periods.

2 Refer to the GAAP to non-GAAP reconciliation tables below.

3 FY’26 cash flow guidance includes approximately $40 million of divestiture-related costs and approximately $110 million of divestiture-related cash taxes, partially offset by approximately $70 million of divestiture-related net free cash flow contribution, all of which are not expected to recur in future years. Also, FY’26 free cash flow guidance includes approximately $20 million of capital expenditures, which are not expected to recur in future years, related to moving a major R&D center to a new office. FY’26 GAAP EPS guidance includes a $463 million gain on the sale of our Kepware and ThingWorx businesses, partially offset by approximately $140 million of divestiture-related expenses and taxes.

4 FY’26 includes Kepware and ThingWorx only until the divestiture on March 13, 2026; FY’25 includes Kepware and ThingWorx.

5 Q3’26 cash flow guidance includes approximately $5 million of divestiture-related costs and approximately $5 million of divestiture-related cash taxes, offset by approximately $10 million of divestiture-related net free cash flow contribution, all of which are not expected to recur in future years. Also, Q3’26 free cash flow guidance includes approximately $10 million of capital expenditures, which are not expected to recur in future years, related to moving a major R&D center to a new office.

Reconciliation of Operating Cash Flow Guidance to Free Cash Flow Guidance

$ in millions	FY’26 Guidance	Q3’26 Guidance

Operating cash flow	~$880	$255 to $260
Capital expenditures	~$30	~$15
Free cash flow	~$850	$240 to $245

Reconciliation of EPS Guidance to Non-GAAP EPS Guidance

	FY’26 Guidance	Q3’26 Guidance

Earnings per share	$7.21 to $9.70	$0.68 to $1.25
Stock-based compensation	$2.22 to $1.97	$0.58 to $0.49
Amortization of acquired intangible assets	~$0.69	~$0.17
Acquisition and transaction-related charges	~$0.32	~$0.00
Non-operating credits, net	~($3.98)	~$0.00
Income tax adjustments	$0.19 to $0.20	($0.19) to ($0.13)
Non-GAAP Earnings per share	$6.65 to $8.90	$1.24 to $1.78

FY’26 financial guidance includes the following assumptions:

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We provide ARR guidance on a constant currency basis, using our FY’26 Plan foreign exchange rates (rates as of September 30, 2025) for all periods.
•
We expect churn to remain low.
•
We expect the majority of our cash generation to occur in the first half of our fiscal year, primarily due to the timing of cash inflows and outflows.
•
Related to free cash flow, we expect three divestiture-related items in FY’26 that are not expected to recur in future years:
o
Approximately $40 million of divestiture-related costs ($10 million in Q1’26, $5 million in Q2’26, approximately $5 million expected in Q3’26, and approximately $20 million expected in Q4’26)
o
Approximately $110 million of divestiture-related cash taxes (approximately $5 million expected in Q3’26 and approximately $105 million expected in Q4’26).
o
Approximately $70 million of divestiture-related net free cash flow contribution due to the timing and structure of the divestiture ($30 million in Q1’26, $30 million in Q2’26, and approximately $10 million expected in Q3’26).
•
Capital expenditures are expected to be approximately $30 million, with approximately $10 million per quarter in both Q3’26 and Q4’26 that is not expected to recur in future years, related to moving a major R&D center to a new office.
•
FY’26 GAAP operating expenses are expected to increase approximately 3%, primarily due to the divestiture-related expenses. Apart from the divestiture-related expenses, GAAP and non-GAAP operating expenses are expected to be relatively flat, as investments to drive future growth are offset by net proceeds from the divestiture-related Transition Services Agreement and lower operating expenses due to divested costs.
•
Cash interest payments are expected to be approximately $50 million to $70 million.
•
Cash tax payments are expected to be approximately $240 million to $260 million, of which approximately $110 million is related to the Kepware and ThingWorx divestiture and not expected to recur in future years.
•
GAAP and non-GAAP tax rates are expected to be approximately 20% to 25%.
•
GAAP P&L results are expected to include the items below, netting to credits of approximately $90 million to $120 million, as well as their related tax effects:
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approximately $465 million of non-operating credits, primarily related to a gain on the sale of our Kepware and ThingWorx businesses, partially offset by
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approximately $230 million to $260 million related to stock-based compensation,
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approximately $80 million related to amortization of acquired intangible assets, and
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approximately $35 million related to acquisition and transaction-related charges.
•
On March 17, 2026, we entered into an accelerated share repurchase agreement, under which we used $375 million of cash and received 1.9 million shares up front, representing 80% of the initial estimate of shares to be repurchased (based on the closing price of PTC common stock on March 16, 2026); the final calculation of shares repurchased will be based on the volume weighted average price between March 18, 2026 and the final settlement date.
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In total, we expect to repurchase approximately $1.225 billion to $1.325 billion of our shares in FY’26. In Q3’26, we intend to use approximately $250 million of cash to repurchase common stock and expect a decrease in fully diluted shares to approximately 115 million to 116 million shares, compared to 120 million shares in Q3’25.

PTC’s Second Fiscal Quarter Results Conference Call

PTC will host a conference call to discuss results at 5:00 pm ET on Wednesday, May 6, 2026. To participate in the live conference call, dial (800) 715-9871 or (646) 307-1963, provide the passcode 24559, and press # or log in to the webcast, available on PTC’s Investor Relations website. A replay will also be available.

Important Information About Our Operating and Non-GAAP Financial Measures

Non-GAAP Financial Measures

We provide supplemental non-GAAP financial measures to our financial results. We use these non-GAAP financial measures, and we believe that they assist our investors, to make period-to-period comparisons of our operating performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. These non-GAAP financial measures should not be construed as an alternative to GAAP results as the items excluded from the non-GAAP financial measures often have a material impact on our operating results, certain of those items are recurring, and others often recur. Management uses, and investors should consider, our non-GAAP financial measures only in conjunction with our GAAP results.

Non-GAAP operating expense, non-GAAP operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP EPS exclude the effect of the following items: stock-based compensation; amortization of acquired intangible assets; acquisition and transaction-related charges included in general and administrative expenses; impairment and other charges (credits), net; non-operating charges (credits), net shown in the reconciliation provided; and income tax adjustments. Additional information about the items we exclude from our non-GAAP financial measures and the reasons we exclude them can be found in “Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025.

Free Cash Flow: We provide information on free cash flow to enable investors to assess our ability to generate cash without incurring additional external financings and to evaluate our performance against our announced long-term goals and intent to return excess cash to shareholders via stock repurchases. Free cash flow is cash provided by (used in) operations net of capital expenditures. Free cash flow is not a measure of cash available for discretionary expenditures.

Constant Currency (CC): We present CC information to provide a framework for assessing how our underlying business performed excluding the effects of foreign currency exchange rate fluctuations. To present CC information, FY’26 and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the foreign exchange rate as of September 30, 2025, rather than the actual exchange rates in effect during that period.

Operating Measure

ARR: ARR (Annual Run Rate) represents the annualized value of our portfolio of active subscription software, SaaS, hosting, and support contracts as of the end of the reporting period. We calculate ARR as follows:

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We consider a contract to be active when the product or service contractual term commences (the “start date”) until the right to use the product or service ends (the “expiration date”). Even if the contract with the customer is executed before the start date, the contract will not count toward ARR until the customer right to receive the benefit of the products or services has commenced.
•
For contracts that include annual values that change over time, we include in ARR only the annualized value of components of the contract that are considered active as of the date of the ARR calculation. We do not include any future committed increases in the contract value as of the date of the ARR calculation.
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As ARR includes only contracts that are active at the end of the reporting period, ARR does not reflect assumptions or estimates regarding future contract renewals or non-renewals.

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Active contracts are annualized by dividing the total active contract value by the contract duration in days (expiration date minus start date), then multiplying that by 365 days (or 366 days for leap years).

We believe ARR is a valuable operating measure to assess the health of a subscription business because it is aligned with the amount that we invoice the customer on an annual basis. We generally invoice customers annually for the current year of the contract. A customer with a one-year contract will typically be invoiced for the total value of the contract at the beginning of the contractual term, while a customer with a multi-year contract will be invoiced for each annual period at the beginning of each year of the contract.

ARR increases by the annualized value of active contracts that commence in a reporting period and decreases by the annualized value of contracts that expire in the reporting period.

As ARR is not annualized recurring revenue, it is not calculated based on recognized or unearned revenue and is not affected by variability in the timing of revenue under ASC 606, particularly for on-premises license subscriptions where a substantial portion of the total value of the contract is recognized as revenue at a point in time upon the later of when the software is made available, or the subscription term commences.

ARR should be viewed independently of recognized and unearned revenue and is not intended to be combined with, or to replace, either of those items. Investors should consider our ARR operating measure only in conjunction with our GAAP financial results.

Forward-Looking Statements

Statements in this document that are not historic facts, including statements about our future operating, financial and growth expectations, potential stock repurchases, and the anticipated benefits of the sale of the Kepware and ThingWorx businesses (the "divestiture") are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include: the macroeconomic and/or global manufacturing climates may not improve or may deteriorate due to, among other factors, the effects of import tariffs, threats of additional and reciprocal import tariffs, global trade and geopolitical tensions and uncertainty, including the recent military conflict in Iran, volatile foreign exchange rates, high interest rates or increases in interest rates, inflation, and tightening of credit standards and availability, any of which could cause customers to delay or reduce purchases of new software, adopt competing software solutions, reduce the number of subscriptions they carry, or delay payments to us, which would adversely affect our ARR (Annual Run Rate) and/or financial results and cash flow and growth; our investments in our software solutions, including the integration of artificial intelligence (AI) capabilities into our software solutions, may not drive expansion of those solutions and/or generate the ARR and/or cash flow we expect if those capabilities are not made available when or as we expect, if customers are slower to adopt those solutions than we expect, or if customers adopt competing solutions; customers may not build the product data foundations essential for the AI-driven transformation of their business when or as we expect, which could adversely affect our ARR and/or financial results and cash flow and growth; our go-to-market realignment and related initiatives may not generate the ARR and/or financial results or cash flow when or as we expect; the proceeds we receive under the Transition Services Agreement entered into in connection with the divestiture may be lower than expected and/or may not offset our expenses and/or the cash flow impact of the divestiture to the extent expected; the divestiture and/or performance of the Transition Services Agreement may disrupt our business to a greater extent than we expect; other uses of cash or our credit facility limits could limit or preclude the return of excess cash to shareholders by way of share repurchases, or could change the amount and timing of any share repurchases; and foreign exchange rates may differ materially from those we expect. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including changes to tax laws in the U.S. and other countries and the geographic mix of our revenue, expenses, and profits. Other risks and uncertainties that could cause actual results to differ materially from those projected are described from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission.

About PTC (NASDAQ: PTC)

PTC (NASDAQ: PTC) is a global software company that enables industrial and manufacturing companies to digitally transform how they engineer, manufacture, and service the physical products that the world relies on. Headquartered in Boston, Massachusetts, PTC employs over 7,000 people and supports more than 30,000 customers globally. For more information, please visit www.ptc.com.

PTC.com @PTC Blogs

PTC Investor Relations Contact

Matt Shimao
SVP, Investor Relations

mshimao@ptc.com

investor@ptc.com

PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2026	2025	2026	2025

Revenue:
Recurring revenue	$743,376	$601,549	$1,400,656	$1,125,860
Perpetual license	6,942	5,836	12,572	15,241
Professional services	23,985	28,981	46,900	60,393
Total revenue (1)	774,303	636,366	1,460,128	1,201,494

Cost of revenue (2)	113,618	106,262	231,364	218,059

Gross margin	660,685	530,104	1,228,764	983,435

Operating expenses:
Sales and marketing (2)	140,093	125,031	280,984	282,563
Research and development (2)	124,132	111,023	244,116	226,539
General and administrative (2)	88,646	54,993	162,647	108,312
Amortization of acquired intangible assets	12,012	11,380	24,084	22,820
Impairment and other charges, net	-	4,213	-	4,213
Total operating expenses	364,883	306,640	711,831	644,447

Operating income	295,802	223,464	516,933	338,988
Other income (expense), net	450,997	(18,215)	432,841	(40,585)
Income before income taxes	746,799	205,249	949,774	298,403
Provision for income taxes	156,076	42,605	192,533	53,527
Net income	$590,723	$162,644	$757,241	$244,876

Earnings per share:
Basic	$5.00	$1.35	$6.38	$2.04
Weighted average shares outstanding	118,185	120,177	118,764	120,210

Diluted	$4.98	$1.35	$6.35	$2.02
Weighted average shares outstanding	118,553	120,854	119,277	121,000

(1) See supplemental financial data for revenue by license, support and cloud services, and professional services.
(2) See supplemental financial data for additional information about stock-based compensation.

PTC Inc.
SUPPLEMENTAL FINANCIAL DATA FOR REVENUE AND STOCK-BASED COMPENSATION
(in thousands, except per share data)

Revenue by license, support and services is as follows:
	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2026	2025	2026	2025
License revenue (1)	$362,732	$254,395	$632,386	$427,149
Support and cloud services revenue	387,586	352,990	780,842	713,952
Professional services revenue	23,985	28,981	46,900	60,393
Total revenue	$774,303	$636,366	$1,460,128	$1,201,494

(1) License revenue includes the portion of subscription revenue allocated to license.

The amounts in the income statement include stock-based compensation as follows:

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2026	2025	2026	2025
Cost of revenue	7,139	$5,507	$13,133	$11,420
Sales and marketing	20,032	13,545	35,230	31,613
Research and development	18,157	14,391	34,072	30,546
General and administrative	23,271	18,069	44,031	33,784
Total stock-based compensation	$68,599	$51,512	$126,466	$107,363

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2026	2025	2026	2025

GAAP gross margin	$660,685	$530,104	$1,228,764	$983,435
Stock-based compensation	7,139	5,507	13,133	11,420
Amortization of acquired intangible assets included in cost of revenue	7,768	8,131	15,668	16,431
Non-GAAP gross margin	$675,592	$543,742	$1,257,565	$1,011,286

GAAP operating income	$295,802	$223,464	$516,933	$338,988
Stock-based compensation	68,599	51,512	126,466	107,363
Amortization of acquired intangible assets	19,780	19,511	39,752	39,251
Acquisition and transaction-related charges	26,472	610	37,135	825
Impairment and other charges, net	-	4,213	-	4,213
Non-GAAP operating income (1)	$410,653	$299,310	$720,286	$490,640

GAAP net income	$590,723	$162,644	$757,241	$244,876
Stock-based compensation	68,599	51,512	126,466	107,363
Amortization of acquired intangible assets	19,780	19,511	39,752	39,251
Acquisition and transaction-related charges	26,472	610	37,135	825
Impairment and other charges, net	-	4,213	-	4,213
Non-operating credits, net (2)	(464,602)	-	(463,852)	-
Income tax adjustments (3)	78,374	(21,699)	53,277	(46,390)
Non-GAAP net income	$319,346	$216,791	$550,019	$350,138

GAAP diluted earnings per share	$4.98	$1.35	$6.35	$2.02
Stock-based compensation	0.58	0.43	1.06	0.89
Amortization of acquired intangibles	0.17	0.16	0.33	0.32
Acquisition and transaction-related charges	0.22	0.01	0.31	0.01
Impairment and other charges, net	-	0.03	-	0.03
Non-operating credits, net (2)	(3.92)	-	(3.89)	-
Income tax adjustments (3)	0.66	(0.18)	0.45	(0.38)
Non-GAAP diluted earnings per share	$2.69	$1.79	$4.61	$2.89

(1) Operating margin impact of non-GAAP adjustments:
	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2026	2025	2026	2025
GAAP operating margin	38.2%	35.1%	35.4%	28.2%
Stock-based compensation	8.9%	8.1%	8.7%	8.9%
Amortization of acquired intangibles	2.6%	3.1%	2.7%	3.3%
Acquisition and transaction-related charges	3.4%	0.1%	2.5%	0.1%
Impairment and other charges, net	0.0%	0.7%	0.0%	0.4%
Non-GAAP operating margin	53.0%	47.0%	49.3%	40.8%

(2) In Q2'26, we recognized gains of $462.6 million on the sale of our Kepware and ThingWorx businesses and $2.0 million related to the finalization of contingent consideration associated with the FY'22 sale of a portion of our PLM services business. In Q1'26, we recognized a $0.8 million financing charge related to a debt commitment agreement associated with our anticipated divestiture of the Kepware and ThingWorx businesses.

(3) Income tax adjustments reflect the tax effects of non-GAAP adjustments which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above. Additionally, in Q2'25, adjustments exclude a $4.9 million benefit related to the tax impact of tax reserves related to prior years in foreign jurisdictions, of which $4.2 million was a non-cash benefit. In the first six months of FY'25, adjustments exclude a $10.4 million benefit related to the tax impact of tax reserves related to prior years in foreign jurisdictions.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	September 30,
	2026	2025

ASSETS

Cash and cash equivalents	$439,112	$184,415
Accounts receivable, net	852,643	1,001,085
Property and equipment, net	54,747	60,843
Goodwill and acquired intangible assets, net	4,186,245	4,317,979
Lease assets, net	125,274	114,974
Other assets	879,239	937,876

Total assets	$6,537,260	$6,617,172

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$771,050	$827,065
Debt, net of deferred issuance costs	1,197,972	1,197,434
Lease obligations	183,080	172,433
Other liabilities	525,285	594,011
Stockholders' equity	3,859,873	3,826,229

Total liabilities and stockholders' equity	$6,537,260	$6,617,172

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2026	2025	2026	2025

Cash flows from operating activities:
Net income	$590,723	$162,644	$757,241	$244,876
Stock-based compensation	68,599	51,512	126,466	107,363
Depreciation and amortization	24,692	25,440	49,990	51,263
Amortization of right-of-use lease assets	8,898	8,237	17,728	16,165
Gain on divestiture of businesses	(464,602)	-	(464,602)	-
Operating lease liability	1,044	1,254	12,414	(2,596)
Accounts receivable	(56,574)	(3,381)	135,414	127,972
Accounts payable and accruals	6,544	(35,370)	43,809	(50,706)
Deferred revenue	63,742	62,342	(48,648)	34,532
Income taxes	119,925	19,093	108,888	5,565
Other	(42,074)	(10,462)	(148,038)	(14,696)
Net cash provided by operating activities	320,917	281,309	590,662	519,738

Capital expenditures	(2,670)	(2,808)	(5,011)	(5,575)
Divestiture of businesses(1)	523,306	-	523,306	-
Borrowings (payments) on debt, net(2)	-	(155,000)	-	(360,125)
Repurchases of common stock	(626,125)	(75,000)	(826,159)	(150,000)
Net proceeds associated with issuance of common stock	13,162	13,307	13,162	13,307
Payments of withholding taxes in connection with vesting of stock-based awards	(9,783)	(10,082)	(52,816)	(52,871)
Settlement of net investment hedges	13,506	(16,048)	16,706	12,260
Other financing & investing activities	-	-	(1,007)	(1,410)
Foreign exchange impact on cash	(2,937)	3,153	(4,146)	(6,048)

Net change in cash, cash equivalents, and restricted cash	229,376	38,831	254,697	(30,724)
Cash, cash equivalents, and restricted cash, beginning of period	210,309	196,911	184,988	266,466
Cash, cash equivalents, and restricted cash, end of period	$439,685	$235,742	$439,685	$235,742

Supplemental cash flow information:
Cash paid for interest	$20,213	$29,753	$31,312	$45,151

(1) In Q2'26, we sold our ThingWorx and Kepware businesses.
(2) In Q2'25, net repayments include borrowings on our credit facility revolver to fund the $500 million bond repayment in February.

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands)

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2026	2025	2026	2025
Cash provided by operating activities	$320,917	$281,309	$590,662	$519,738
Capital expenditures	(2,670)	(2,808)	(5,011)	(5,575)
Free cash flow	$318,247	$278,501	$585,651	$514,163